UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2006

Date of Report (Date of Earliest Event Reported)

ITRON, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2818 N. Sullivan Road, Spokane Valley, WA 99216

(Address of Principal Executive Offices, Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2006, Itron, Inc. completed an amendment to its senior secured credit facility dated December 17, 2003. The amendment allows for the issuance of convertible notes prior to December 31, 2006 under customary market terms, and modifies the definition of consolidated total debt through December 31, 2007 to exclude the net proceeds from a convertible debt issuance. The amendment also clarifies the definition of capital stock to exclude securities of a convertible debt issuance until such securities are converted into capital stock. The eighth amendment to the senior secured credit facility is attached hereto as Exhibit 4.15 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit.

The following exhibit is filed as part of this report:

Exhibit Number	Description
4.15	Eighth Amendment to the Credit Agreement dated July 31, 2006, and entered into by and among Itron, Inc., several lenders from time to time parties hereto, Bear Stearns Corporate Lending, Inc. and Wells Fargo Bank, National Association and is made with reference to the Credit Agreement dated December 17, 2003.

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Itron, Inc.’s Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated: July 31, 2006	By:	/s/ STEVEN M. HELMBRECHT
Steven M. Helmbrecht Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.15	Eighth Amendment to the Credit Agreement dated July 31, 2006, and entered into by and among Itron, Inc., several lenders from time to time parties hereto, Bear Stearns Corporate Lending, Inc. and Wells Fargo Bank, National Association and is made with reference to the Credit Agreement dated December 17, 2003.